UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 14, 2009

World Financial Network Credit Card Master Note Trust

(Issuing Entity)

World Financial Network Credit Card Master Trust

(Issuer of Collateral Certificate)

WFN Credit Company, LLC

(Depositor/Registrant)

World Financial Network National Bank

(Sponsor)

(Exact Name of Issuing Entity, Issuer of Collateral Certificate, Depositor/Registrant and Sponsor as Specified in their respective Charters)

Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-133170 333-133170-01	31-1772814
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(Registrants’ I.R.S. Employer Identification Nos. for Registrant)

220 West Schrock Road, Westerville, Ohio	43081
(Address of Principal Executive Offices of Registrant)	(Zip Code)

(614) 729-5044

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modifications to Rights of Securityholders.

On April 20, 2009, WFN Credit Company, LLC (the “Registrant”) will reduce the numerator of the Allocation Percentage used for purposes of allocating Principal Collections for Series 2004-A to $67,500,000. The effectiveness of such decrease is conditioned on the Rating Agency Condition being satisfied on or prior to April 20, 2009. Capitalized terms used but not defined in this Item 3.03 are given the meanings ascribed to such terms in the Series 2004-A Indenture Supplement, dated as of May 19, 2004, between World Financial Network Credit Card Master Note Trust, as issuer, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., successor to BNY Midwest Trust Company), as the indenture trustee.

Item 8.01.	Other Events

On April 14, 2009, World Financial Network Credit Card Master Note Trust (the “Issuer”) issued $560,000,000 Class A Asset Backed Notes, Series 2009-A (the “Class A Notes”), $26,582,278 Class M Asset Backed Notes, Series 2009-A (the “Class M Notes”), $33,670,886 Class B Asset Backed Notes, Series 2009-A (the “Class B Notes”) and $88,607,595 Class C Asset Backed Notes, Series 2009-A (the “Class C Notes” and together with the Class A Notes, the Class M Notes and the Class B Notes, the “Notes”) described in a Prospectus Supplement, dated as of April 7, 2009.

Use of Proceeds

The public offering of the Class A Notes was made under the registration statement (the “Registration Statement”) on Form S-3 (commission file number 333-133170) filed with the Securities and Exchange Commission by World Financial Network Credit Card Master Trust, WFN Credit Company, LLC and World Financial Network Credit Card Master Note Trust on April 10, 2006 (as amended by pre-effective amendment no. 1 on June 11, 2007 and pre-effective amendment no. 2 on July 18, 2007) and declared effective on July 24, 2007.

The public offering of the Class A Notes terminated on April 14, 2009 upon the sale of the all of the Class A Notes. All of the Class M Notes and the Class B Notes, and the Class C Notes were transferred to affiliates of the depositor. No underwriting discount was paid to the underwriters in respect of the Class M Notes, the Class B Notes and the Class C Notes transferred to such affiliates. The underwriters of the Class A Notes were Barclays Capital Inc., J.P. Morgan Securities Inc., Greenwich Capital Markets, Inc., RBC Capital Markets Corporation and Wachovia Capital Markets, LLC. During the period from the effective date of the Registration Statement, through the current reporting period, the amount of expenses incurred in connection with the issuance and distribution of the Class A Notes with respect to underwriting commissions and discounts was $1,960,000.00 for the Class A Notes. After deducting the underwriting commissions and discounts described in the preceding sentence, the net offering proceeds to the Issuer before expenses for the Class A Notes, the Class M Note, the Class B Notes and the Class C Notes, respectively, are $557,589,592.00, $26,581,959.01, $33,670,226.05 and $88,606,425.38. Other expenses, including legal fees and other costs and expenses, are reasonably estimated to be $1,500,000.00 and net proceeds to the Issuer, after deduction of expenses, are reasonably estimated to be $704,948,202.44. With respect to the payment of these other expenses and costs, all direct or indirect payments were made to persons other than persons who are (a) directors or officers of the Issuer, or (b) owners of 10 percent or more of any class of securities of the Issuer.

The net proceeds to the Issuer, after deducting the underwriting commissions and discounts, and expenses above, were used (a) to purchase credit card receivables from World Financial Network National Bank, (b) for general corporate purposes and/or (c) to retire existing series of notes.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description
Exhibit 1.1	Underwriting Agreement, dated as of April 7, 2009, among WFN Credit Company, LLC, World Financial Network National Bank and Barclays Capital Inc. and J.P. Morgan Securities Inc., as representatives for the several underwriters, relating to the Class A Notes.

Exhibit 4.1	Series 2009-A Indenture Supplement, dated as of April 14, 2009, between World Financial Network Credit Card Master Note Trust, as issuer, and The Bank of New York Mellon Trust Company, N.A., as indenture trustee, including forms of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WFN CREDIT COMPANY, LLC as depositor

By:	/s/ Daniel T. Groomes
Name:	Daniel T. Groomes
Title:	President

Dated: April 20, 2009